                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (this Agreement) is made as of the 7th day of January, 2005 (the "Effective Date") by and between Lightbridge, Inc., a Delaware corporation (the "Company"), and Robert E. Donahue of Northborough, Massachusetts (the "Executive").

      WHEREAS, the Company currently employs the Executive as its interim President and Chief Executive Officer pursuant to an Employment Agreement between the Company and the Executive dated August 2, 2004 (the "Prior Employment Agreement");

      WHEREAS, the Company granted Executive a non-statutory option to purchase 300,000 shares of the Company's common stock pursuant to the Prior Employment Agreement ("Interim Stock Option");

      WHEREAS, the Company desires to continue to employ the Executive as its regular (non-interim) President and Chief Executive Officer and the Executive desires to accept this position; and

      WHEREAS, the Company and the Executive desire to establish certain terms and conditions governing the Executive's continued employment by the Company;

      NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Company and the Executive agree as follows:

      1. Employment. The Company hereby continues the employment of the Executive, and the Executive accepts continued employment with the Company. The Executive's titles and duties during his term of employment shall be those of President and Chief Executive Officer of the Company. As such, the Executive shall report directly to the Company's Board of Directors and the Company's senior executive officers shall report only to the Executive or to an individual the Executive shall designate. The Executive is not under any obligation to any former employer or any person, firm or corporation which would prevent, limit or impair in any way the performance by him of his duties as the President and Chief Executive Officer of the Company. During the Executive's employment, the Company shall nominate and recommend to its stockholders the election of the Executive as a member of the Company's Board of Directors.

      2. Term of Employment. The Executive agrees to serve under the terms set forth in this Agreement commencing on the Effective Date. It is understood that the Executive is not being offered employment for a definite period of time and that either the Executive or the Company may terminate the Executive's employment at any time and for any reason with one month's notice. In the event that the Company terminates the Executive's employment without Cause and the provisions of Section 3(f) below do not apply, then (i) all shares scheduled to vest within one year following the date of such termination under the First Stock Option (as defined in Section 3) shall immediately vest and (ii) subject to the Executive's execution of a release in the form attached hereto as Exhibit A (the "Release") and a severance agreement drafted by and satisfactory to counsel for the Company (the "Severance Agreement"), the Company shall continue to pay the Executive his Annual Base Salary (as defined in Section 3) for a period of one year following the date of such termination (the "Continuation Period"), which Annual Base Salary shall be paid in installments consistent with the Company's normal pay periods, except as otherwise provided in Section 14 below. As used in this Agreement, "Cause" shall mean (a) the Executive's commission of acts or omissions constituting a felony, fraud or theft of Company property; (b) the Executive's commission of acts or omissions constituting a material breach of this Agreement, any other agreement between the Executive and the Company or Company policies and procedures; or (c) the Executive's willful refusal or failure to perform the reasonable and customary duties assigned to him by the Board, which, in the case of clauses (b) and (c) are not cured by the Executive within 10 days of receipt by the Executive of notice from the Company alleging the existence of Cause.

      3. Compensation.

            (a) During the term of the Executive's employment, the Company shall pay the Executive a base salary, payable in accordance with the Company's standard schedule for salary payments to its executives (but no less frequently than monthly) in arrears, in equal installments at an annual rate equal to $395,000 (such amount (including any increases or decreases thereto) being referred to hereinafter as the "Annual Base Salary").

            (b) Within 60 days following the Effective Date, the Board of Directors (or a committee thereof) shall memorialize in writing specific measurable goals and management business objectives (the "MBOs") and Company-wide financial goals (which may include profitability, revenue growth, average common stock price, and the like) to be achieved by the Executive for the year 2005, based upon the 2005 business plan as approved by the Board of Directors. For each year thereafter, the Compensation Committee of the Board of Directors will set the Executive's base salary based on his performance, overall Company performance, and achievement or progress towards the specific goals of the Company. The Board of Directors (or a committee thereof) shall annually set in writing specific measurable financial goals and MBOs to be achieved by the Executive for the coming year (which goals and MBOs shall be set no later than December 31st preceding the commencement of such year). Should such goals and MBOs be met by the Executive, he shall be eligible for a bonus of up to 100% of his base salary as decided solely by the Compensation Committee of the Board of Directors, and any earned bonus shall be paid in accordance with the Company's standard practices.

            (c) In addition, on or after January 3, 2005, the Company shall grant the Executive two non-statutory options (the "Stock Options") under the Company's 2004 Stock Incentive Plan (the "Plan") to purchase shares of the Company's common stock, $0.01 par value per share ("Common Stock"), at an exercise price equal to the closing price of the Common Stock, as reported by the Nasdaq National Market, on the date of grant with such terms as are described herein. Except as otherwise specified herein (including but not limited to the acceleration provisions), the Stock Options shall be subject to the Company's standard terms and conditions for options granted under the Plan. Each Stock Option shall have a term of 10 years from the Effective Date and shall terminate 90 days after the Executive ceases to serve as President and Chief Executive Officer of the Company under this Agreement (or, in the case of a termination described in the third sentence of Section 2, 90 days after the end of the Continuation Period). The Stock Options are separate from and in addition to the Interim Stock Option granted to the Executive pursuant to the Prior Employment Agreement.

            (d) One Stock Option (the "First Stock Option") shall be for 250,000 shares of Common Stock and shall (except as set forth in Section 3(f)) vest over four years in accordance with the Company's standard vesting schedule for current employees, as follows: 10% on the date of grant; an additional 15% during the first one-year period immediately following the date of grant, at a rate of 3.75% at the end of every three month period during such year; and the remaining 75% at a rate of 6.25% at the end of every three month period thereafter until fully vested.

            (e) The other Stock Option (the "Second Stock Option") shall be for 150,000 shares of Common Stock and such shares shall vest only as follows: (i) in the event that the average closing price of Common Stock (as reported by the Nasdaq National Market) over any 20 consecutive trading day period beginning on or after the Effective Date and ending on or before the date the Executive's employment under this Agreement as President and Chief Executive Officer terminates (the "Average Closing Price") equals or exceeds $12.50, such Stock Option shall immediately vest as to 50,000 of such shares; (ii) in the event that the Average Closing Price during such period equals or exceeds $15.00, such Stock Option shall immediately vest as to an additional 50,000 of such shares; and (iii) in the event that the Average Closing Price during such period equals or exceeds $17.50, the Stock Option shall immediately vest in full. Should Executive resign or terminate employment with the Company, any unvested shares of the Second Stock Option shall terminate. In the event of a Change of Control (as defined in Section 15(b) of the Plan as in effect on the date hereof), the Average Closing Price on the effective date of such Change of Control shall be deemed to be equal to the fair market value of the consideration to be received by the stockholders of the Company in connection with such Change of Control and the vesting of the Second Stock Option shall accelerate to the extent, if any, provided above in this paragraph based on such deemed Average Closing Price. If all or any of the Second Stock Option has not vested within four years of the date of grant, such unvested portion of the Second Stock Option shall terminate as of that date.

            (f) In the event that, within two (2) years following a Change of Control, either (i) the Company (or its successor) terminates the Executive's employment without Cause or (ii) the Executive terminates his employment for Good Reason (as defined below), then (A) the First Stock Option and any unvested shares of the Interim Stock Option shall immediately vest in full and shall remain exercisable for 90 days following such termination, (B) subject to the Executive's execution of the Release and the Severance Agreement and to the provisions of Section 14 below, the Company shall pay the Executive in one lump sum payment an amount equal to 1.5 times his then-current Annual Base Salary plus 1.5 times the bonus earned by the Executive in respect of the immediately preceding calendar year (or, if the Company's Compensation Committee has not yet made a determination regarding the amount of such bonus, 1.5 times 60% of the Executive's target bonus for such year), and (C) the Executive and his family members will be eligible to continue his group health insurance coverage in accordance with the federal COBRA law. Should the Executive or any of his family members elect COBRA continuation coverage during the Continuation Period (as defined in Section 2) or during the eighteen-month period immediately following the Executive's termination pursuant to Section 3(f) hereof, the Company shall be responsible for paying the difference between the cost of COBRA continuation coverage and the premium contribution amount applicable to the Executive as of the date of such termination of employment, subject to any applicable carrier and Company rate adjustments. After such eighteen-month period ends, if Executive or any of his family members elect to continue COBRA coverage, he will be responsible for all of the premium payments. Information about Executive's rights under COBRA and forms for electing continuation coverage will be provided to Executive by a separate letter on or about the date of such termination of employment. Notwithstanding the foregoing, in the event that the amount to be paid to Executive pursuant to this Agreement ("COC Compensation") would constitute an excess parachute payment as defined in Section 280G of the Internal Revenue Code, the Executive shall have the right to reduce the COC Compensation to an amount that would avoid the application of said Section 280G. As used herein, "Good Reason" shall mean (x) a significant reduction in the nature or scope of the Employee's duties, responsibilities, authority and powers exercised by the Employee immediately prior to the Change in Control Event; (y) a reduction in the Executive's annual base salary in effect on the date of the Change of Control, except for across-the-board salary reductions similarly affecting all management personnel of the Company (or its successor); or (z) the relocation of the primary office where the Executive is to perform his duties by more than 35 miles from its location prior to the Change of Control; provided, however, that the Executive's duties, responsibilities, authority and powers shall not be deemed to have been significantly reduced solely because the Company (or its successor) is no longer an independently operated public entity or because the Executive's title is no longer President and Chief Executive Officer, provided that the Executive remains the principal officer in charge of the operation of the Company's business.

            (g) All payments of salary and incentive compensation to the Executive shall be made after deduction of any taxes which are required to be withheld with respect thereto under applicable federal and state laws.

      4. Office and Fringe Benefits. The Executive shall be provided with an office, secretary and other facilities and services commensurate with his position as President and Chief Executive Officer of the Company. Descriptions of the benefit plans currently being offered are available for review by the Executive.

      5. Expenses. The Company shall reimburse the Executive for all reasonable business expenses incurred by the Executive in connection with his employment by the Company, including, without limitation, expenses of travel and entertainment. The Company shall promptly reimburse the Executive for all such expenses upon presentation of appropriate vouchers, receipts and other supporting documents as reasonably required by the Company. This role does require international travel and include working outside normal hours of business.

      6. Duty to Perform Services. The Executive shall devote his full time during normal business hours to rendering services to the Company hereunder, and shall exert all reasonable efforts in the rendering of such services. Nothing in this Agreement shall prohibit the Executive from:

            (a)   making and managing passive investments;

            (b) serving on more than three boards of directors of any company except direct competitors of the Company, provided that the Executive provides notice to the Company's Board of Director's prior to accepting any such position;

            (c)   participating in professional organizations; and

            (d) engaging in religious, charitable or other community or nonprofit activities, provided none of the foregoing shall interfere with the Executive's duties hereunder.

      The Executive agrees that in the rendering of all services to the Company and in all aspects of his employment as a senior level executive of the Company, he will observe the highest level of professional and ethical standards and comply with all directives, policies, standards and regulations from time to time established by the Board of Directors of the Company.

      7. Vacations; Holidays; Sick Time. The Executive shall be entitled to vacation time, holiday time and sick leave in accordance with the Company's policies for senior executive officers, as in effect from time to time.

      8. Other Agreements. The Executive has previously entered into the Company's standard form of employee confidentiality and non-competition agreement, a copy of which is attached hereto as Exhibit B (the "Employee Agreement"). The Executive hereby ratifies and confirms his obligations under the Employee Agreement. Nothing in this Agreement shall supersede or modify the Executive's obligations under the Employee Agreement. This Agreement shall supersede the Prior Employment Agreement, which shall be of no further force or effect except as to any compensation earned by and stock options granted to the Executive thereunder prior to the date hereof. This Agreement, together with the Employee Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof.

      9. Notices. All notices, requests, demands and other communications required by or permitted under this Agreement shall be in writing and shall be sufficiently delivered if delivered by hand or sent by registered or certified mail, postage prepaid, to the parties at their respective addresses listed below:

            (a) if to the Executive:

                   Robert E. Donahue
                   296 Howard Street
                   Northborough, MA  01532

            (b) if to the Company:

                   Lightbridge, Inc.

                   30 Corporate Drive
                   Burlington, MA 01803
                   Attn:  Chairman of the Board of Directors

Any party may change such party's address by such notice to the other party.

      10. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

      11. Binding Upon Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

      12. Miscellaneous. Any dispute or controversy between the Executive and the Company arising out of or relating to this Agreement shall be settled by arbitration in Boston, Massachusetts, administered by the American Arbitration Association, with any such dispute or controversy arising under this Agreement being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. In particular, nothing in this provision is intended to or shall abrogate the right of the Company to enforce its rights under the Employee Agreement. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The Executive is not required to seek other employment or to attempt in any way to reduce the compensation payable to the Executive by the Company pursuant to Section 2 or Section 3(f). The amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer or by retirement benefits, but the Company shall not be obligated to provide any benefit that Executive is entitled to receive from another employer. The Executive will be covered by the Company's directors' and officers' insurance policy with respect to his acts as an officer and director to the same extent as all other Company officers and directors under such policies.

      13. Waivers and Amendments.

            (a) This Agreement may be amended, modified or supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.

            (b) No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise.

      14. IRC Section 409A. Notwithstanding anything herein to the contrary, to the extent that the Company in good faith determines that amounts that are or may become payable to the Executive upon termination of employment hereunder are required to be suspended or delayed for a period of six months in order to satisfy the requirements of Internal Revenue Code Section 409A, then the Company shall so advise the Executive, and any such payments shall be suspended and accrued for six months, whereupon said payments shall be paid to the Executive in a lump sum and regular monthly payments initiated or resumed.

      IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the Effective Date.

                                     LIGHTBRIDGE, INC.

                                     By: /s Kevin C. Melia
                                         ------------------------
                                     Its Chairman of the Board

                                       /s/ Robert E. Donahue
                                     ----------------------------
                                     Robert E. Donahue

                                                                       Exhibit A

                                     RELEASE

      In exchange for the consideration from Lightbridge, Inc. ("Lightbridge") described in Section 2 or Section 3(f) the Employment Agreement between you and Lightbridge dated January 7, 2005 (the "Employment Agreement"), the sufficiency of which is hereby acknowledged, you, on your own behalf and on behalf of your heirs, personal representatives, and assigns, hereby voluntarily and irrevocably release, acquit and forever discharge Lightbridge, and all of Lightbridge's affiliated and related entities and their respective past, present and future officers, directors, agents, representatives, attorneys, servants, employees, predecessors, successors, and assigns (hereinafter the "Releasees"), from any and all claims, demands, liabilities, debts, judgments, damages, expenses (including attorneys' fees and costs), actions, causes of action or suits of any kind whatsoever which you, your heirs, personal representatives and assigns, and each of them, may have had or may now have, whether known or unknown, including, but not limited to, common law claims, statutory claims, claims for wages, commissions, bonuses or earnings or benefits, claims for overtime, claims or causes of action under the Civil Rights Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act (29 U.S.C. Section 2101 et seq.), the Americans with Disabilities Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Equal Pay Act, the Massachusetts Fair Employment Practices Act, M.G.L. c.151B, Section l et seq., tort law, contract law, law of wrongful discharge, discrimination, harassment, fraud, misrepresentation, defamation, libel, emotional distress, breach of the implied covenant of good faith and fair dealing, any other federal, state or municipal statute or ordinance, and claims or causes of action under any other theory, which arise out of or are related in any way, directly or indirectly, to your employment by Lightbridge or the termination of such employment. You acknowledge that through the Employment Agreement you are receiving consideration from Lightbridge beyond that to which you would otherwise be entitled.

      You further agree that you will not bring any lawsuits, file any charges or complaints, or make any other demands against Lightbridge, or further pursue any lawsuits, cases or complaints already brought, based on your employment by Lightbridge. You further represent that you have no current or pending actions, charges, lawsuits, or complaints against Lightbridge. You acknowledge and understand that the consideration provided for in the Employment Agreement constitutes a full, fair and complete payment for the release and waiver of all of your possible claims. You acknowledge and understand that Lightbridge does not owe you anything for your employment in addition to the consideration set forth in the Employment Agreement.

      THIS MEANS YOU MAY NOT SUE LIGHTBRIDGE FOR ANY CURRENT OR PRIOR CLAIMS ARISING OUT OF YOUR EMPLOYMENT WITH OR TERMINATION FROM LIGHTBRIDGE.

      In signing this Release and Waiver, you acknowledge that you understand its provisions, that your agreement is knowing and voluntary, that you have been afforded a full and reasonable opportunity of at least 21 days to consider its terms and to consult with or seek advice from an attorney or any other person of your choosing, and that you have been advised by the Company to consult with an attorney prior to executing this Release and Waiver.

      For a period of seven (7) days following your execution of this Release and Waiver, you may revoke your agreement, and this Release and Waiver shall not become effective or enforceable until this seven (7) day revocation period has expired. No payments or benefits under Section 2 or Section 3(f) of the Employment Agreement will be made or provided until after this seven-day period has expired without your revoking your agreement. You understand and acknowledge that the terms of your employment and the Company's usual severance policies or practices would have provided you less severance pay and benefits than those provided to you under the Employment Agreement.

AGREED:  __________________                          ____________
                Employee's Signature                          Date signed

                                                                       Exhibit B

    [Attach existing Employee non-disclosure and non-competition agreement.]

                                LIGHTBRIDGE, INC.

                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT
                                      INDEX

                                                                                                  PAGE
                                                                                                  ----
 1.    CONFIDENTIAL MATERIALS AND INFORMATION                                                       1
              A.    SOFTWARE                                                                        2
              B.    OTHER PRODUCTS AND SERVICES                                                     2
              C.    BUSINESS PROCEDURES                                                             2
              D.    MARKETING PLANS AND CUSTOMER LISTS                                              2
              E.    CUSTOMER INFORMATION                                                            3
              F.    OTHER INFORMATION NOT GENERALLY KNOWN                                           3

 2.    EMPLOYEE OBLIGATIONS                                                                         3
              A.    NON-DISCLOSURE                                                                  3
              B.    PREVENT DISCLOSURE                                                              3
              C.    REMOVAL OF MATERIALS                                                            3
              D.    RETURN ALL MATERIALS                                                            3
              E.    DISCLOSURE OF "MOONLIGHTING"                                                    3
              F.    CONFLICTING OBLIGATIONS AND RIGHTS.                                             4

 3.    NON-COMPETITION                                                                              4
              A.    COVENANTS NOT TO COMPETE                                                        4
              B.    COVENANTS NOT TO SOLICIT                                                        4

 4.    IDEAS AND INVENTIONS                                                                         4

 5.    WRITTEN RECORDS                                                                              5

 6.    PUBLICATIONS                                                                                 5

 7.    ENFORCEMENT                                                                                  5

              A.    POTENTIAL DISMISSAL                                                             5
              B.    INJUNCTIVE RELIEF                                                               5
              C.    WARRANTY OF NON-DISCLOSURE OF THIRD-PARTY
                    CONFIDENTIAL INFORMATION                                                        5

 8.    TERMINATION                                                                                  5

 9.    ENTIRE AGREEMENT                                                                             5

10.    CONTROLLING LAW                                                                              5

11.    SEVERABILITY                                                                                 6

                                LIGHTBRIDGE, INC.

                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

      THIS AGREEMENT is entered into between Lightbridge, Inc., (the "Company") and myself, the undersigned employee of the Company. The Company now has and expects to develop confidential and proprietary materials and information of independent economic value which I recognize must be carefully protected for the Company to be successful. In consideration of my employment by the Company and as a condition of said employment, the Company and I, intending to be legally bound, agree as follows:

   1. CONFIDENTIAL MATERIALS AND INFORMATION.

      The following materials and information, whether having existed, now existing, or to be developed or created during the term of my employment by the Company (herein referred to collectively as "Confidential Information") are covered by the Agreement:

      A. SOFTWARE. All information relating to existing software products and software in various stages of research and development which are not generally known to the public or within the computer industry or trade in which the Company competes (such as know-how, design specifications, algorithms, procedures, techniques, and information processing processes) and the physical embodiments of such information (such as design notes, source code, object code, load modules, flow charts, logic, diagrams, procedural diagrams, documentation, printouts, manuals, and any other proposals, and any other written or machine-readable expressions of such information as are fixed in any tangible media).

      B. OTHER PRODUCTS AND SERVICES. All information relating to design, consulting and other proprietary products or services, whether existing or in various stages of research and development, which are not generally known to the public or within the computer industry or trade in which the Company competes (such as know-how, specifications, data, designs, processes, techniques, methodologies and strategies) and the physical embodiments of such information (such as drawings, manuals, course materials, training aids, proposals, printouts, contracts, documentation, and any other written or machine-readable expressions of such information as are fixed in any tangible media).

      C. BUSINESS PROCEDURES. All information concerning or relating to the way the Company conducts its business and which is not generally known to the public (such as internal business procedures, licensing techniques and practices, supplier names and other vendor information, financial information, distributor information and employee data) and the physical embodiments of such information.

      D. MARKETING PLANS AND CUSTOMER LISTS. All information pertaining to the Company's marketing plans and strategies, forecasts and projections, marketing and pricing practices, procedures and policies, financial data, credit terms, goals and objectives, quoting practices, procedures and policies, and customer data including the customer lists, contracts, representatives, requirements and needs, specifications, data provided by or about prospective existing or past customers and licensing and other contract terms applicable to such customers, and the physical embodiments of such information (such as licenses and other agreements, customer lists, printouts, databases, marketing plans, marketing reports, strategic business plans, marketing analyses and management reports, seminar and class attendee rosters, trade show or exhibit attendee listings, listings of potential customers and leads, and any other written or machine-readable expressions of such information as are fixed in any tangible media).

      E. CUSTOMER INFORMATION. Any information in whatever form provided to the Company by a customer in confidence or which is not generally known to the public.

      F. OTHER INFORMATION NOT GENERALLY KNOWN. Any information in addition to the foregoing which is not generally known to the public or within the computer industry or trade in which the Company competes which gives or may give the Company an advantage over its competitors, and the physical embodiments of such information in any tangible form, whether written or machine-readable in nature.

   2. EMPLOYEE OBLIGATIONS.

      During my employment with the Company, I acknowledge and agree that I have had, and will continue to have, access to Confidential Information and materials and will occupy a position of trust and confidence with respect to the Company's affairs and business. I have and will continue to take the following steps to preserve the confidential and proprietary nature of the Confidential

Information and materials:

      A. NON-DISCLOSURE. During or after my employment with the Company, I will not use, disclose or transfer any of the Confidential Information or materials other than as authorized by the Company within the scope of my duties with the Company, and will not use in any way other than in the Company's business any Confidential Information, including information or material received by the Company from others and intended by the Company to be kept in confidence by its recipients. I understand that I am not allowed to sell, license or otherwise exploit any products (including software in any form) which embody in whole or in part any Confidential Information or materials.

      B. PREVENT DISCLOSURE. I will take all reasonable precautions to prevent the inadvertent or accidental exposure of Confidential Information.

      C. REMOVAL OF MATERIALS. I will not remove any Confidential Information from the Company's premises or make copies of such materials except for use within the scope of my duties with the Company in the Company's business.

      D. RETURN ALL MATERIALS. I will return to the Company all Confidential Information and copies thereof at any time upon the request of the Company, and in any event and without such a request prior to the termination of my employment with the Company. I agree not to retain any copies of any Confidential Information after my termination of employment for any reason.

      E. DISCLOSURE OF "MOONLIGHTING". During my employment with the Company, I agree to disclose to the Company any other job, consulting work, directorship, or employment with another person or entity.

      F. CONFLICTING OBLIGATIONS AND RIGHTS. I agree to inform the Company of any apparent conflicts between my work for the Company and (i) any obligations I may have to preserve the confidentiality of another's proprietary information or materials or (ii) any rights I claim to any inventions or ideas before performing that work (or causing it to be performed). Otherwise, the Company may conclude that no such conflict exists and I agree thereafter to make no such claim against the Company. The Company shall receive such disclosure in confidence and consistent with the objective of avoiding any conflict of obligations and rights or the appearance of any conflict of interest.

3. NON-COMPETITION.

      A. COVENANTS NOT TO COMPETE. I acknowledge and agree that I will not, during the term of my employment with the Company and for a period of one (1) year immediately thereafter, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity ("directly or indirectly"), either (i) engage or participate in any business that is in competition in any manner whatsoever with the business of the Company or (ii) have any professional contract or relationship with any accounts of the Company for myself, directly or indirectly, or with or in conjunction with any other person, persons, firm, company, partnership or corporation engaged in any business that is in competition in any manner with the business of the Company or from time to time handled by the Company during the term of my employment with the Company.

      B. COVENANTS NOT TO SOLICIT. While employed by the Company and for a period of one year following the termination of such employment, I shall not, directly or indirectly, request, cause, solicit or induce any other employee of, or any consultant to, the Company to perform work or services for any person or entity other than the Company.

4. IDEAS AND INVENTIONS.

      I agree that all Confidential Information and all other discoveries, inventions, ideas, concepts, trademarks, service marks, logos, processes, computer programs or software, subroutines, source codes, object codes, algorithms, machines, apparatuses, items of manufacture or composition of matter, or any new uses therefor or improvements thereon, or any new designs or modifications or configurations of any kind, or work or authorship of any kind, including without limitation, compilations and derivative works, whether or not patentable or copyrightable, conceived, developed, reduced to practice or otherwise made by me, either alone or with others, and in any way related to the present or proposed products, programs, services or business of the Company or the tasks assigned to me during the course of my employment by the Company, during the period of my employment by the Company, whether or not conceived, developed, reduced to practice or made during my regular working hours or on the Company's premises (collectively "Inventions"), and any and all services and products which embody, emulate or employ any such Invention or Confidential Information shall be the sole property of the Company and all copyrights, patents, patent rights, trademarks and reproduction rights to, and other proprietary rights in, each such Invention or Confidential Information, whether or not patentable or copyrightable, shall belong exclusively to the Company. I agree that all such Inventions shall constitute works made for hire under the copyright laws of the United States and hereby assign and, to the extent any such assignment cannot be made at the present time, agree to assign, the Company any and all copyrights, patents and other proprietary rights I may have in any such Invention, together with the right to file and/or own wholly without restrictions applications for United States and foreign patents, trademark registration and copyright registration and any patent, or trademark or copyright registration issuing thereon.

5. WRITTEN RECORDS.

      I shall make and maintain adequate and current written records of all Inventions and Confidential Information which by virtue of Section 4 are the sole property of the Company and shall disclose same promptly, fully and in writing to the Company's President or other duly authorized officer. During and after the term of my employment by the Company, I shall execute, acknowledge, seal and deliver all documents, including, without limitation, all instruments of assignment, patent and copyright applications and supporting documentation, and perform all acts, which the Company may request to secure its rights hereunder and to carry out the intent of this Agreement. In furtherance of my undertaking in the immediately preceding sentence, I specifically agree to assist the Company, at the Company's expense, in every proper way to obtain for its sole benefit, in any and all countries, patent, copyrights or other legal protection for all Inventions and Confidential Information which by virtue of
Section 4 hereof are the sole property of the Company and for publications pertaining to any of them. In no circumstances shall I be entitled to any of them. In no circumstances shall I be entitled to any further compensation for any action taken under this Section 5.

6. PUBLICATIONS.

      I agree not to submit any writing for publication or deliver any speech that contains any information relating to the business of the Company, unless I receive advance written clearance from the President of the Company.

7. ENFORCEMENT.

      A. POTENTIAL DISMISSAL. I acknowledge that I am subject to immediate dismissal by the Company for any breach of this Agreement and that such a dismissal will not relieve me from my continuing obligations under this Agreement or from the imposition by a court of any judicial remedies, such as money damages or an injunction for such a breach.

      B. INJUNCTIVE RELIEF. I understand that monetary damages will not be sufficient to avoid or compensate for the unauthorized use or disclosure of any of the Confidential Information or materials and that injunctive relief would be appropriate to prevent any actual or threatened use or disclosure of such information or materials.

      C. WARRANTY OR NONDISCLOSURE OF THIRD-PARTY CONFIDENTIAL INFORMATION.

I agree to indemnify, and hold harmless, the Company from any claim or recovery by any third party referring or relating to the alleged disclosure or use of any Confidential Information belonging to a third party.

   8. TERMINATION.

      Notwithstanding anything contained herein to the contrary, in consideration of my employment with the Company, I agree to conform to the rules and regulations of the Company and I further understand and agree that my employment and compensation can be terminated, with or without cause, at any time, at the option of the Company or myself. In the event that I leave the employ of the Company by my own request, at the request of the Company or otherwise, the foregoing covenants shall remain in full force and effect as independent covenants, regardless of any other covenants, terms or conditions in this Agreement or any other Agreement.

   9. ENTIRE AGREEMENT.

      This is my entire agreement with the Company with respect to its subject matter, and memorializes the entirety of any prior oral or written, express or implied negotiations, understandings and agreements. This Agreement may not be changed in any respect except by a written agreement signed by both myself and the President of the Company.

   10. CONTROLLING LAW.

      This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

11. SEVERABILITY.

      The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. In the event of the invalidity or unenforceability of any provision of this Agreement, the parties agrees to substitute for such invalid or unenforceable provision a valid and enforceable provision most nearly approximating in intent and effect the invalid or unenforceable one.

      I understand that the Company may waive some of the requirements expressed in this Agreement, but that such a waiver to be effective must be made in writing by the Company President and should not in any way be deemed a waiver of the Company's right to enforce any other requirements or provisions of this Agreement.

      WHEREFORE, by my signature below, I acknowledge that I have read this Agreement carefully and understanding that this document is a legally binding Agreement, and that the understandings and agreements expressed in this document are binding upon me.

      IN WITNESS WHEREOF, THE PARTIES HAVE DULY EXECUTED THIS AGREEMENT THIS 2ND DAY OF AUGUST, 2004.

                            LIGHTBRIDGE, INC.

                            BY: /s/ Eugene DiDonato
                                --------------------------------

                            EMPLOYEE:

                            /s/ Robert E. Donahue
                            ------------------------------------
                                        (SIGN HERE)

                            NAME: Robert E. Donahue
                                  --------------------------------
                                        (PLEASE PRINT)

                            ADDRESS: 262 Howard Street

                            Northboro, MA 01532